Exhibit 99.1

FOR IMMEDIATE RELEASE

Primedex Health Systems Announces the Scheduling of a Special
Meeting of Stockholders, the Expected Closing Date for the
Radiologix Transaction and the Intention to Become Listed on
NASDAQ

•                  Stockholder meeting is scheduled for November 15 in Los Angeles

•                  Company currently intends to close Radiologix acquisition on November 15

•                  As a step to meet the requirements to be listed on NASDAQ Global Market, Company announces intention to effect a one for two reverse stock split

LOS ANGELES, Calif., October 18 — Primedex Health Systems, Inc. (OTCBB: PMDX), a leader in California in providing high-quality, cost-effective diagnostic imaging services through a network of fully-owned and operated outpatient imaging centers, today reported that its S-4 Registration Statement had been declared effective and was currently in process to be mailed to stockholders of record as of October 6, 2006.

The Company has called a Special Meeting of Stockholders to be held November 15, 2006 at The Olympic Collection, 11301 Olympic Boulevard, Los Angeles, California at 9:00 a.m. Pacific Time. The primary focus of the meeting will be stockholder approval of the proposal to acquire Radiologix, Inc., the owner and operator of 69 outpatient imaging centers located in California, Maryland, New York and various other states. Other subjects of the stockholders meeting will include the proposed change of the Company’s name to “Radnet, Inc.” and various other matters related to the acquisition of Radiologix and its impact on the Company. Subject to stockholder approval by Primedex and Radiologix (which is also holding its stockholders meeting on November 15) and other customary closing conditions, the Company intends to close the acquisition of Radiologix on November 15.

Primedex management has determined that it is in the best interest of the Company’s stockholders to apply for listing on the NASDAQ Global Market as soon as practical. The Company believes being listed on NASDAQ will create a more orderly and liquid market for the Company’s securities, increase the visibility and profile of the Company and be beneficial in attracting equity research coverage. The Company believes that the closing of the Radiologix transaction and the consummation of the proposed reverse one for two stock split will assist the Company in meeting the requirements for listing on the NASDAQ Global Market.

About Primedex Health Systems, Inc.

Primedex Health Systems, Inc., is a market leader in California in providing high-quality, cost-effective diagnostic imaging services through a network of fully-owned and operated outpatient imaging centers. As of July 31, 2006, Primedex owned and operated 65 facilities. For its fiscal year ended October 31, 2005, Primedex and its subsidiaries performed 958,414 diagnostic imaging procedures. At October 31, 2005, together with Beverly Radiology Medical Group, the medical group that provides medical services to the majority of the Company’s locations, the Company had a total of 951 full-time and 340 part-time and per-diem employees.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Primedex Health Systems’ pending acquisition of Radiologix, Inc. and intention to apply for listing on the NASDAQ Global Market, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Primedex’s actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Primedex’s business and its financial results are detailed in its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Form S-4 Registration Statement, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Primedex undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

Primedex Health Systems, Inc.
Mark Stolper, 310-445-2800
Chief Financial Officer

Integrated Corporate Relations, Inc.
John Mills, 310-954-1105
jmills@icrinc.com